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                                                                    Exhibit 23.2

                                       CONSENT


    We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Prospectus Supplement dated October 1, 1997 (the "Prospectus Supplement"), to a Prospectus dated March 7, 1997 (the "Prospectus"), relating to Arcadia Financial Ltd.'s registration statement on Form S-3 (File No. 333-18027). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP


Dated: October 1, 1997